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           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report and to all reference to our Firm included in the Registration Statement on Form S-4 which contains the audited financial statements of Liberty National Bank for the years ended December 31, 1995, 1994 and 1993.


Arthur Andersen LLP

Orange County, CA
July 1, 1996